INVESTMENT MANAGEMENT AGREEMENT

      This INVESTMENT MANAGEMENT AGREEMENT made this 25th day of
 May 2016,
by and between Security Investors, LLC (the "Advisor"), a Kansas limited liability company, and
Western Asset Management Company ("WAM"), a California corporation
, each
 of which is
registered as an investment adviser under the Investment Advisers
 Act of
 I 940, as amended.

      WHEREAS, the Advisor is the adviser of Western Asset/Claymore Inflation-Linked
Opportunities & Income Fund (the "Trust"), a closed-end, management investment company
registered under the Investment Company Act of 1940, as amended
 (the "1940 Act"); and

      WHEREAS, the Advisor wishes to retain WAM to provide certain investment advisory services in connection with the Advisor's management of the Trust;
 and

      WHEREAS, WAM is willing lo furnish such services on the terms and conditions hereinafter set forth;

      NOW, THEREFORE, in consideration of the promises and mutual covenants herein contained, it is agreed as follows:

      1.	Appointment.  The Advisor hereby appoints WAM as
 investment
 manager for the
Trust for the period and on the tenns set forth in this Agreement.
  WAM accepts such
appointment and agrees to furnish the services herein set forth for the compensation herein provided.

      2.	Delivery of Documents.  The Advisor has furnished
 WAM with
 copies of each of
the following:

             (a)	The Trust's Agreement and Declaration of Trust
 and all
 amendments thereto
(such Declaration of Trust, as presently in effect and as it shall from lime to time be amended, is herein called the "Declaration");

             (b) The Trust's By-Laws and all amendments thereto (such By-Laws, as presently in effect and as they shall from time to time be amended, are herein called the "By-Laws");

             (c)	Resolutions of the Trust's Board of Trustees
 (the "Trustees")
 authorizing the
appointment of the Advisor as the adviser and WAM as investment manager and approving the
Investment Advisory Agreement between the Advisor and the Trust with respect to the Trust (the
"Advisory Agreement") and this Agreement;




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            N-2 under the Securities Act of 1933, as amended, and the
 1940 Act,
 including all
exhibits thereto, relating to common shares of beneficial interest of the Trust, no par value;

             (e)	The Trust's most recent prospectus (such prospectus
, as
 presently in effect,
and all amendments and supplements thereto are herein called the "Prospectus");
 and

             (t) The Trust's most recent statement of additional information (such statement of additional infonnation, as presently in effect, and all amendments and supplements thereto are herein called the "Statement of Additional  Jnfonnation").

      The Advisor will furnish WAM from time to time with copies of all amendments of or supplements to the foregoing.

      3.	I nvestment Advisory Services. (a) Subject to the
 supervision of
 the Trustees and
the Advisor, WAM shall as requested by the Advisor regularly provide the Trust with investment research, advice, management and supervision and shall furnish a continuous investment
program for the Trust consistent with the Trust's investment objectives, policies, and restrictions as stated in the Trust's current Prospectus and Statement of Additional
 Jnfonnation.
  WAM shall
as requested by the Advisor determine from time to time what securities or other property will be purchased, retained or sold by the Trust, and shall implement those decisions, all subject to the provisions of the Trust's Declaration and By-Laws, the 1940 Act, the applicable rules and regulations of the Securities and Exchange Commission, and other applicable federal and state law, as well as the investment objectives, policies, and restrictions of the Trust
, as each of the
foregoing may be amended from time to time. WAM will as requested by the Advisor place orders pursuant to its investment determinations for the Trust either directly with the issuer or with any broker, dealer or futures commission merchant (collectively, a "broker").
  In the
selection of brokers and the placing of orders for the purchase and sale of portfolio investments
for the Trust, WAM shall seek to obtain for the Trust the most favorable price and execution available, except to the extent it may be permitted to pay higher brokerage commissions for brokerage and research services as described below. Jn using its best efforts to obtain for the
Trust the most favorable price and execution available, WAM, bearing in mind the
 Trust's best
interests at all times, shall consider all factors it deems relevant, including, by way of illustration, price, the size of the transaction, the nature of the market for the security, the amount of the commission, the timing of the transaction taking into consideration market prices and trends, the reputation, experience and financial stability of the broker involved and the quality of service rendered by the broker in other transactions. Subject to such policies as the
 Trustees may
detennine and communicate to WAM in writing, WAM shall not be deemed to have acted
unlawfully or to have breached any duty created by this Agreement or otherwise solely by reason of its havi ng caused the Trust to pay a broker that provides brokerage and research services to
WAM or any affiliated person of WAM an amount of commission for effecting a portfolio investment transaction in excess of the amount of commission another broker would have charged for effecting that transaction, if WAM determines in good faith that such amount of commission was reasonable in relation to the value of the brokerage and research services provided by such broker, viewed in terms of either that particular transaction or WAM's overall responsibilities with respect to the Trust and to other clients of WAM and any affiliated person of WAM as to which WAM or any affiliated person of WAM exercises investment discretion.
WAM shall also perform such other functions of management and supervision as may be requested by the Advisor and agreed to by WAM.

             (b)	WAM will as requested by the Advisor oversee
 the
 maintenance of all books
and records with respect to the investment transactions of the Trust that it implements in accordance with all applicable federal and state laws and regulations, and will furnish the
Trustees with such periodic and special reports as the Trustees or the Advisor reasonably may request.

(c)	The Trust hereby agrees with WAM and any investment manager
 appointed


pursuant to paragraph 3(d) below (a "Subadviser11


that any entity or person associated with


WAM or the Subadviser (or with any affiliated person of WAM or the Subadviser) which is a member of a national securities exchange is authorized to effect any transaction on such
exchange for the account of the Trust which is permitted by Section l l (a) of the Securities
Exchange Act of 1934, as amended, and Rule 11a2-2(T) thereunder, and the Trust hereby consents to the retention of compensation for such transactions in accordance with Rule 1 1a2-
2(T)(a)(2)(iv)  or otherwise.

            (d)	WAM may enter into a contract (the "Subadvisory
 Contract") with
 one or
more investment managers in which WAM delegates to such investment manager or investment managers any or all duties specified in this Section 3.  Such
 Subadvisory
 Contract must meet all
requirements of the 1940 Act and the rules and regulations thereunder.

      4.	Services Not Exclusive.  WAM's services hereunder are
 not deemed
 to be
exclusive, and WAM shall be free to render similar services to others.
 It is
 understood that
persons employed by WAM to assist in the performance of its duties hereunder might not devote their full time to such service. Nothing herein contained shall be deemed to limit or restrict the right of WAM or any affiliate of WAM to engage in and devote time and attention to other businesses or to render services of whatever kind or nature.

      5.	Books and Records.  In compliance with the requirements
 of Rule
 31a-3 under the
1940 Act, WAM hereby agrees that all books and records which it maintains for the
 Trust are
property of the Trust and further agrees to surrender promptly to the Trust or its agents any of such records upon the Trust's request.  WAM further agrees to preserve for the periods
prescribed by Rule 31a-2 under the 1940 Act any such records required to be maintained by Rule
31a-1 under the 1940 Act.

      6.	Expenses. During the term of this Agreement, WAM will
 pay all
 expenses
incurred by it in connection with its activities under this Agreement other than the cost of securities and other property (including brokerage commissions, if any) purchased for the Trust.


      7.	Compensation.  For the services which WAM will render
 to the
 Advisor and the
Trust under this Agreement, the Advisor shall pay WAM an annual fee, payable on a monthly basis, at the annual rate of 0.27% of the Trust's average weekly assets.
  "Average
 Weekly
Assets" means the average weekly value of the total assets of the Trust
 (including
 any assets
attributable to leverage) minus accrued liabilities (other than liabilities representing leverage).
For purposes of calculating Average Weekly Assets, neither the liquidation preference of any
preferred shares of beneficial interest outstanding nor any liabilities associated with any instruments or transactions to leverage the Trust's portfolio (whether or not such instruments or transactions are "covered" within the meaning of the 1940 Act and the rules and regulations thereunder, giving effect to any interpretations of the Securities and Exchange
 Commission and
its staff) is considered a liability.  In addition, with respect to reverse repurchase or dollar roll
transactions ("Repurchase Transactions") entered into by the Trust, Average Weekly
 Assets
includes (a) any proceeds from the sale of an asset (the "Underlying
 Asset") of the
 Trust to a
counterparty in a Repurchase Transaction and (b) the value of such Underlying Asset as of the relevant measuring date. Fees due to WAM hereunder shall be paid promptly to WAM by the
Advisor following its receipt of fees from the Trust. For any period less than a month during which this Agreement is in effect, the fee shall be prorated according to the proportion which such period bears to a full month of 28, 29, 30 or 31 days, as the case may be. Fo
r purposes of
this Agreement and except as otherwise provided herein, the Average
 Weekly Assets
 of the Trust
shall be calculated pursuant to procedures adopted by the Trustees of the Trust for calculating the value of the Trust's assets or delegating such calculations to third parties.

      8.	Limitation of Liability.  In the absence of willful
 misfeasance, bad
 faith or gross
negligence on the part of WAM, or reckless disregard of its obligations and duties hereunder,
WAM shall not be subject to any liability to the Advisor, the Trust or any shareholder of the
Trust, for any act or omission in the course of, or connected with, rendering services hereunder.

      9.	Definitions.  As used in this Agreement, the terms
 "assignment,"
 "interested
person," "affiliated person," and "majority of the outstanding voting securities" shall have the meanings given to them by Section 2(a) of the 1940 Act, subject to such exemptions as may be granted, issued or adopted by the Securities and Exchange Commission or its staff by any rule, regulation, or order; the term "specifically approve at least annually" shall be construed in a manner consistent with the 1940 Act and the rules and regulations thereunder; and the term
"brokerage and research services" shall have the meaning given in the Securities
 Exchange Act
of 1934, as amended, and the rules and regulations thereunder.

      10.	Term.  This Agreement shall become effective upon its
 execution
, and shall
remain in full force and effect continuously thereafter (unless terminated automatically as set forth in Section 12) until terminated as follows:

             (a)	The Trust may at any time terminate this
 Agreement by 60
 days' written
notice delivered or mailed by registered mail, postage prepaid, to the Advisor and
 WAM, or


            (b)	If (i) the Trustees or the shareholders of the Trust by
 vote of a
 majority of
the outstanding voti ng securities of the Trust, and (ii) a majority of the Trustees who are not interested persons of the Trust, the Advisor or WAM, by vote cast in person at a meeting called for the purpose of voting on such approval, do not specifically approve at least annually the continuance of this Agreement, then this Agreement shall automatically terminate on December
31, 2016; provided, however, that if the continuance of this Agreement is submitted to the shareholders of the Trust for their approval and such shareholders fail to approve such continuance of this Agreement as provided herein, WAM may continue to serve hereunder in a manner consistent with the 1940 Act and the rules and regulations thereunder, or

            (c)	WAM may at any time terminate this Agreement by 60 days'
 written
notice delivered or mailed by registered mail, postage prepaid, to the Advisor.

      Action by the Trust under paragraph (a) of this Section l 0 may be taken either
 (i) by vote
of a majority of the Trustees, or (ii) by the vote of a majority of the outstanding voting securities of the Trust.

      11.	Further Actions. Each party agrees to perform such
 further acts and
 execute such
further documents as are necessary to effectuate the purposes hereof.

       12.	No Assignment; Amendments. This Agreement shall terminate
 automatically in
the event of its assignment or in the event that the Advisory Agreement shall have terminated for any reason. Any termination of this Agreement pursuant to Section 10 shall be without the payment of any penalty. This Agreement shall not be amended unless such amendment is approved by the vote of a majority of the outstanding voting securities of the
 Trust (provided that
such shareholder approval is required by the 1940 Act and the rules and regulations thereunder, giving effect to any interpretations of the Securities and Exchange
 Commission and
 its staff) and
by the vote, cast in person at a meeting called for the purpose of voting on such approval, of a majority of the Trustees who are not interested persons of the Trust, the Advisor or WAM.

       13.	Non-Exclusive Right.  WAM hereby grants to the Trust the
 nonexclusive right
and license to use the mark "Western" (the "Licensed Mark") in the
 Trust's name and
 in
connection with the formation, issuance, marketing, promotion and operations of, or
 disclosure
related to, the Trust.  WAM agrees that it shall receive no compensation for any
 such use by the
Trust.  WAM hereby warrants and represents that it has filed applications and/or
 owns rights in
the Licensed Mark sufficient to grant this license. No right, title, or interest
 in the Licensed
Mark, except the right to use the Licensed Mark as provided in this
 Agreement, is
 or will be
transferred to the Trust by this Agreement.  Should this Agreement be terminated,
 the Trust
agrees that it will take reasonably necessary steps to change its name to a name
 not including the
word   "Western."


      14.	Miscellaneous.  This Agreement embodies the entire
 agreement and
understanding between the parties hereto, and supersedes all prior agreements and
understandings relating to the subject matter hereof. The captions in this
 Agreement are
included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect. Should any part of this
 Agreement be held
or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby. This Agreement shall be binding and shall inure to the benefit of the parties hereto and their respective successors.

      15.	Limitation of Liability.  A copy of the Trust's Agreement
 and
 Declaration of
Trust is on file with the Secretary of The Commonwealth of Massachusetts, and notice is hereby given that this Agreement has been executed on behalf of the Trust by an officer of the Trust as an officer and not individually and the obligations of or arising out of this
 Agreement are not
binding upon any of the Trustees, officers or shareholders of the Trust individually but are
binding only upon the assets and property of the Trust.





      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their officers designated below on the day and year first above written.

Attest:	SECURITY INVESTORS, LLC

By: M:tlP. Mega:	By:	q.	-----


Senior Vice President


& Secretary




Attest:	WESTERN ASSET MANAGEMENT COMPANY






The foregoing is accepted by:




Attest:
By:  :-:::,






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      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed
by their officers designated below on the day and year first above written.

Attest:	SECURITY INVESTORS, LLC




By:	- By:
Michael P. Megaris



Amy J. Lee
Senior Vice President & Secretary










By:


By
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Attest:	WESTERN ASSET MANAGEMENT COMPANY

...:aam Wright
The foregoing is accepted by:	 1anager, U.S. Legal Affairs


Attest:	WESTERN  ASSET/CLAYMORE  INFLATION-LINKED
OPPORTUNITIES & INCOME FUND




Michael P. Megaris	Mark E. Mathiasen
Secretary